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                                                                      EXHIBIT 11


                             RTW, INC. AND SUBSIDIARY
                  STATEMENT REGARDING COMPUTATION OF NET INCOME
                      PER COMMON AND COMMON SHARE EQUIVALENT

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
                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                               ---------------------------
                                                   1996            1995
                                               -----------      ----------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING, UNADJUSTED                       11,725,149       8,174,715

STOCK WARRANTS                                      12,959          96,674

STOCK OPTIONS
    Options at $29.00                                2,428            --
    Options at $25.00                                  968            --
    Options at $18.75                                2,913            --
    Options at $13.00                               41,663           8,654
    Options at $ 4.00                               68,473          54,519
    Options at $ 3.00                              372,130         317,307
    Options at $ 0.80                                 --             1,316
                                                ----------      ----------

WEIGHTED AVERAGE COMMON AND COMMON
  SHARE EQUIVALENTS OUTSTANDING                 12,226,683       8,653,185
                                                ----------      ----------
                                                ----------      ----------

NET INCOME ($000'S)                                 $2,283          $1,117
                                                ----------      ----------
                                                ----------      ----------

NET INCOME PER COMMON AND COMMON
  SHARE EQUIVALENT                                   $0.19           $0.13
                                                ----------      ----------
                                                ----------      ----------
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